CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of InspireMD Inc. of our report dated February 19, 2019 relating to the financial statements, which appears in InspireMD Inc. Annual Report on Form 10-K (No. 001-35731) for the year ended December 31, 2018.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
June 26, 2019	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

Kesselman & Kesselman, Trade Tower, 25 Hamered Street, Tel-Aviv 6812508, Israel,

P.O Box 50005 Tel-Aviv 6150001 Telephone: +972 -3- 7954555, Fax:+972 -3- 7954556, www.pwc.com/il